Exhibit 21

                       SUBSIDIARIES OF SHOE CARNIVAL, INC.


                               State of Incorporation        Percentage
        Subsidiary               /Organization               of Ownership
        ----------             ----------------------        ------------
SCHC, Inc.                           Delaware                    100%
SCLC, Inc.                           Delaware           100% Owned by SCHC, Inc.
Shoe Carnival Ventures, LLC          Indiana                     100%